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EX-99.906CERT

I, James C. Robinson, President and Principal Executive Officer, and I, Peter K. Hoglund, Vice President and Principal Financial Officer, of The Munder Funds, Inc. (the "Company") each certify that:

1. This Form N-CSR filing for the Company (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


By:      /s/ James C. Robinson
         ---------------------
         James C. Robinson
         President and Principal Executive Officer

Date:    January 21, 2004

By:      /s/ Peter K. Hoglund
         --------------------
         Peter K. Hoglund
         Vice President and Principal Financial Officer

Date:    January 21, 2004